                                                                     EXHIBIT 2.5

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of October 16, 1996, between and among scruz-net, inc., a California corporation ("scruz-net"); QARIN VAN BRINK, MATTHEW KAUFMAN and TIMOTHY GARLICK (individually "Shareholder" and collectively, the "Shareholders"); on the one hand, and scruz-net ACQUISITION CORPORATION, a Delaware corporation ("Acquisition") and NETSOURCE COMMUNICATIONS, INC., a Delaware corporation ("NCI") on the other.

                                    RECITALS

     WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Articles of Merger attached hereto as Exhibit A ("Articles of Merger"), the parties intend that Acquisition will merge with and into scruz-net (the "Merger"), whereby all of the outstanding shares of common stock of scruz-net ("scruz-net Common Stock") will be exchanged for shares of common stock of NCI ("NCI Common Stock");

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

                                   AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

      1.  CERTAIN DEFINITIONS.
          -------------------

          1.1 "AFFILIATE" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

          1.2 "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

          1.3 "COMMISSION" shall mean the United States Securities and Exchange Commission.

          1.4 "KEY EMPLOYEES" shall mean Qarin Van Brink and Matthew Kaufman.

          1.5 "SCRUZ-NET COMMON STOCK" shall mean shares of Common Stock of scruz-net.

          1.6 "SCRUZ-NET PRODUCTS/SERVICES" shall mean all versions and implementations of any product which has been or is being marketed by scruz-net or currently is under development and all services which have been or are being marketed by scruz-net or currently are under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

          1.7 "SCRUZ-NET SHARES" shall mean the shares of scruz-net capital stock issued and outstanding at the effective time of the Merger, other than the Dissenting Shares.

          1.8 "NCI COMMON STOCK" shall mean shares of Common Stock of NCI.

          1.9 "NCI PRODUCTS/SERVICES" shall mean all versions and implementations of any product which has been or is being marketed by NCI, or currently is under development and all services which have been or are being marketed by NCI, or currently are under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

          1.10 "SECURITIES" shall mean the scruz-net Shares and Dissenting
Shares.

          1.11 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.12 "STOCKHOLDERS" shall mean the holders of the outstanding shares of scruz-net Shares.

          1.13 "TRANSACTION DOCUMENTS" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

      2.  PLAN OF REORGANIZATION.
          ----------------------

          2.1  THE MERGER.  Subject to the terms and conditions of this
               ----------
Agreement and the Articles of Merger, Acquisition shall be merged with and into scruz-net in accordance with the applicable provisions of the laws of the State of California, and with the terms and conditions of this Agreement and the Articles of Merger, so that:

               (a) At the Effective Time (as defined in Section 2.6 below), Acquisition shall be merged with and into scruz-net. As a result of the Merger, the separate corporate existence of Acquisition shall cease and scruz-net shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Acquisition in accordance with the laws of California.

               (b) The Articles of Incorporation and Bylaws of Acquisition in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

               (c) Subject to the terms of this Agreement, the directors and officers of Acquisition immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

          2.2  CONVERSION OF SHARES.  All shares of scruz-net Common Stock,
               --------------------
issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted automatically into and exchanged for 306,923 shares of fully paid and nonassessable NCI Common Stock (the "Exchange Ratio"), on a pro rata basis. The shares of NCI Common Stock issued pursuant hereto shall also be referred to as the "Merger Consideration".

          2.3  FRACTIONAL SHARES. No fractional shares of NCI Common Stock
               -----------------
will be issued in connection with the Merger, but in lieu thereof, holders of scruz-net Common Stock who would otherwise be entitled to receive a fraction of a share of NCI Common Stock will receive from NCI, promptly after the Effective Time, an agreed upon amount of cash equal to Four Dollars Five Cent ($4.05) per share of NCI Common Stock, multiplied by the fraction of a share of NCI Common Stock to which such holder would otherwise be entitled.

          2.4  ESCROW AGREEMENT.  At the Effective Time, certificates
               ----------------
representing ten percent (10%) of the shares of the NCI Common Stock issued to the holders of scruz-net Common Stock in the Merger shall be deposited in escrow, on a pro rata basis. The shares placed in the escrow pursuant to this
Section 2.4 (the "scruz-net Escrow Shares") shall be held as collateral for the indemnification obligations of scruz-net under Section 12 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") to be entered into between the parties, with the terms of such agreement to be mutually agreed upon, which terms shall not be inconsistent with the terms set forth in this Agreement.

          2.5  THE CLOSING.  Subject to termination of this Agreement as
               -----------
provided in Section 11 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pezzola & Reinke, Lake Merritt Plaza, 1999 Harrison Street, Oakland, California, as soon as possible upon the satisfaction or waiver of all conditions set forth in
Section 9 and Section 10 hereof (the "Closing Date"), or such other time and place as is mutually agreeable to the parties.

          2.6  EFFECTIVE TIME.  Simultaneously with the Closing, the Articles of
               --------------
Merger shall be filed in the office of the Secretary of State of the State of California. The Merger shall become effective immediately upon the filing of the Articles of Merger with such office. The date and time of the effectiveness of the Merger under the laws of California is the "Effective Time."

          2.7  TAX FREE REORGANIZATION.  The parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(2)(E) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The NCI Common Stock issued in the Merger will be issued solely in exchange for the scruz-net Common Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the scruz-net Common Stock. Except for cash paid in lieu of fractional shares or Dissenting Shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by NCI for the scruz-net Common Stock. In addition, NCI represents now, and as of the Closing Date, that it presently intends to continue scruz-net's historic business or use a significant portion of scruz-net's business assets in a business.

      3.  REPRESENTATIONS AND WARRANTIES OF SCRUZ-NET.  Except as otherwise set
          -------------------------------------------
forth in the "scruz-net Disclosure Schedule" provided to NCI on the date hereof, scruz-net and each Shareholder jointly and severally represent and warrant to NCI as set forth below. No fact or circumstance disclosed to NCI shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the scruz-net Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by scruz-net and NCI.

          3.1  ORGANIZATION.  scruz-net is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the state of incorporation of such entity and has corporate power and authority to carry on its business as it is now being conducted. scruz-net is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a material adverse effect on the operations, assets or financial condition (a "Material Adverse Effect") of scruz-net. The scruz-net Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of scruz-net and a true and complete list of all states in which scruz-net maintains any employees. The scruz-net Disclosure Schedule contains a true and complete list of all states in which scruz-net is duly qualified to transact business as a foreign corporation. True and complete copies of scruz-net's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to NCI or its representatives.

          3.2  CAPITALIZATION.
               --------------

               (a) The authorized capital of scruz-net consists of one million shares (1,000,000) shares of Common Stock, of which Three hundred Thousand (300,000) shares are issued and outstanding. There are no outstanding options to purchase scruz-net Common Stock.

               (b) Except as set forth in the scruz-net Disclosure Schedule, scruz-net does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any scruz-net capital stock or other securities.

               (c) All of the issued and outstanding shares of scruz-net capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of scruz-net, have been issued in full compliance with all applicable federal and state securities laws. None of scruz-net's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of scruz-net, is subject to repurchase or redemption rights.

               (d) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of scruz-net's capital stock.

               (e) scruz-net is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

               (f) scruz-net is not a party or subject to any agreement or understanding (and, to scruz-net's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

          3.3  POWER, AUTHORITY AND VALIDITY.  scruz-net has the corporate power
               -----------------------------
to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of scruz-net and on the Closing Date, by the stockholders of scruz-net and no other corporate proceedings on the part of scruz-net are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. scruz-net is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Articles of Merger with the Secretary of State of the State of California, and appropriate documents with the relevant authorities of other states in which scruz-net is qualified to do business, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to scruz-net's business, nor consent of any governmental authority, is required to be obtained on the part of scruz-net to permit the transactions contemplated herein and to permit scruz-net to continue its business activities as previously conducted without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by scruz-net shall be, the valid and binding obligations of scruz-net, enforceable in accordance with their respective terms.

          3.4  FINANCIAL STATEMENTS.
               --------------------

               (a) scruz-net has delivered to NCI copies of its unaudited balance sheet as of August 30, 1996, and statements of operations, stockholders' equity and cash flow for the eight (8) month period then-ended and the unaudited balance sheet as of December 31, 1995, and statements of operations, stockholder's equity and cash flow for the twelve (12) month period then ended (collectively, the "scruz-net Financial Statements").

               (b) The scruz-net Financial Statements are complete and in accordance with the books and records of scruz-net and present fairly the financial position of scruz-net as of their historical dates. The scruz-net Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except for the absence of footnotes) applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), scruz-net does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the scruz-net Financial Statements are adequate in light of the contingencies with respect to which they are made.

               (c) scruz-net has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the scruz-net Financial Statements, except for those (i) that may have been incurred after the date of the scruz-net Financial Statements or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that scruz-net has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the scruz-net Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

          3.5  TAX MATTERS.
               -----------

               (a) scruz-net has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, employment, property or other taxes or assessments due from scruz-net has been paid. There are no pend ing assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the scruz-net Financial Statements are adequate and there are no tax liens on any property or assets of scruz-net. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No statement of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

               (b) All taxes which scruz-net has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

               (c) scruz-net is not a party to any tax-sharing agreement or similar arrangement with any other party.

               (d) At no time has scruz-net been included in the federal consolidated income tax return of any affiliated group of corporations.

               (e) No payment which scruz-net is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

               (f) scruz-net is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.


          3.6  TAX FREE REORGANIZATION.
               -----------------------

              (a) Neither scruz-net nor, to its actual knowledge, any scruz-net stockholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

               (b) To the actual knowledge of scruz-net, there is no plan or intention by any scruz-net stockholder to sell, exchange or otherwise dispose of more than fifty percent (50%) of the shares of NCI Common Stock to be received in the Merger.

               (c) scruz-net is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          3.7  ABSENCE OF CERTAIN CHANGES OR EVENTS. Since August 30, 1996,
               ------------------------------------
scruz-net has not:


              (a) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the scruz-net Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to
GAAP), including but not limited to cash distributions or material decreases in its net assets.

              (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

              (c) granted or agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

              (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

              (e) issued any shares of its capital stock or any warrants, rights, options or entered into any commitment relating to its shares;

              (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

              (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

              (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

              (i) suffered any labor dispute;

              (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

          (k) incurred any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

          (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

          (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Three Thousand Dollars ($3,000), or in the aggregate, in excess of Ten Thousand Dollars ($10,000);

          (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

          (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the scruz-net Disclosure Schedule; or

          (p) agreed to take any action described in Sections 2.7, 3.6 or 3.7 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

          3.8  TITLE AND RELATED MATTERS.  scruz-net has good and marketable
               -------------------------
title to all the properties, interests in properties and assets, real and personal, reflected in the scruz-net Financial Statements or acquired after the date of the scruz-net Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the scruz-net Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Three Thousand Dollars ($3,000) in liabilities. The equipment of scruz-net used in the operation of its business is in good operating condition and repair. All real or personal property leases to which scruz-net is a party are valid, binding, enforceable obligations of scruz-net and the party they are entered into with and effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The scruz-net Disclosure Schedule contains a description of all real and personal property leased or owned by scruz-net, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of scruz-net's leases have been provided to NCI or its representatives.

          3.9  PROPRIETARY RIGHTS.
               ------------------

              (a) scruz-net owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of scruz-net's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the scruz-net Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "scruz-net Proprietary Rights"). The foregoing representation as it relates to scruz-net Third-Party Technology (as hereinafter defined) is limited to scruz-net's interest pursuant to the scruz-net Third-Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant scruz-net such rights to the scruz-net Third-Party Technology as are employed in or necessary to the business of scruz-net as conducted or proposed to be conducted. The scruz-net Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the scruz-net Products/Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and (ii) a list of all licenses and other agreements with third parties (the "scruz-net Third-Party Licenses") relating to any software, inventions, technology, know-how, or processes that scruz-net is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by scruz-net (such software, inventions, technology, know-how and processes are collectively referred to as the "scruz-net Third-Party Technology"). scruz-net's trademark or trade name registrations related to the scruz-net Products/Services and scruz-net's copyrights in any of the scruz-net Products/Services are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against scruz-net (and scruz-net is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging scruz-net's use, possession, manufacture, sale, provision or distribution of the scruz-net Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by scruz-net (including, without limitation, the scruz-net Third-Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the scruz-net Third-Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by scruz-net of any of the scruz-net Products/Services. None of the scruz-net Products/Services nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by scruz-net in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

          (b) To scruz-net's and each Shareholder's best knowledge, no employee of such entity is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with that entity or, to scruz-net's actual knowledge, any other party because of the nature of the business conducted by scruz-net or proposed to be conducted by scruz-net.

          (c) Each person presently or previously employed by scruz-net (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to NCI or its representatives.
Such confidentiality and non-disclosure agreements constitute valid and binding obligations of scruz-net and such person, enforceable in accordance with their respective terms. To scruz-net's actual knowledge, neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

          (d) No product or service liability or warranty claims which individually or in the aggregate could exceed Three Thousand Dollars ($3,000) individually or Ten Thousand Dollars ($10,000) in the aggregate have been communicated to or threatened against scruz-net nor, to the scruz-net's actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

          3.10  EMPLOYEE BENEFIT PLANS.  There is no unfunded prior service cost
                ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by scruz-net. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by scruz-net conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974. The scruz-net Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

          3.11  BANK ACCOUNTS.  The scruz-net Disclosure Schedule sets forth the
                -------------
names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which scruz-net maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          3.12  CONTRACTS.
                ---------

                (a) scruz-net has no agreements, contracts or commitments that provide for the sale, licensing or distribution by that entity of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

                (b) scruz-net has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to that entity of more than Ten Thousand Dollars ($10,000).

                (c) Without limiting the provisions of Section 3.9 and except for any agreements with NCI, scruz-net has not granted to any third party any exclusive rights of any kind with respect to any of the scruz-net Products/Services, including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the scruz-net Products/Services.

                (d) There is no outstanding sales contract, commitment or proposal of scruz-net that is currently expected to result in any loss to such entity (before allocation of overhead and administrative costs) upon completion or performance thereof.

                (e) scruz-net has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales repre sentatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

          (f) scruz-net has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty
(30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

          (g) scruz-net has no currently effective collective bargaining or union agreements, contracts or commitments.

          (h) scruz-net is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

          (i) scruz-net has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

          (j) scruz-net has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by such entity of any sum not reflected in the scruz-net Financial Statements.

          (k) All material contracts, agreements and instruments to which scruz-net is a party are valid, binding, in full force and effect, and enforceable by scruz-net in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. scruz-net has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (l) The scruz-net Disclosure Schedule lists all material agreements pursuant to which scruz-net has agreed to supply to any third-party scruz-net Products/Services.

          (m) scruz-net is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by such entity under, or breach or violation by such entity of, any contract, commitment or restriction to which such entity is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on scruz-net. To scruz-net's actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which scruz-net is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on scruz-net.

          (n) All agreements, contracts and commitments involving scruz-net's right to receive or obligation to pay more than Ten Thousand Dollars ($10,000) per year (the "Material Contracts") are listed on the scruz-net Disclosure Schedule. Either (i) the Material Contracts will not be affected by a change in control of scruz-net as a result of the Merger or (ii) scruz-net has described in the scruz-net Disclosure Schedule any actions that are necessary to ensure the enforceability by scruz-net of the Material Contracts following the Merger.

          (o) True and correct copies of each document or instrument described in the scruz-net Disclosure Schedule pursuant to this Section 3.12 have been made available to NCI or its representatives.

          3.13  INSIDER TRANSACTIONS.  No Affiliate of scruz-net has any
                --------------------
interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of scruz-net, or
(ii) any creditor, supplier, customer, agent or representative of scruz-net; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          3.14  INSURANCE.  The scruz-net Disclosure Schedule contains a list of
                ---------
the principal policies of fire, liability and other forms of insurance held by scruz-net.

          3.15  DISPUTES AND LITIGATION.  There is no suit, action, litigation,
                -----------------------
proceeding, investigation, claim, complaint, or accusation pending, or to its knowledge threatened against or affecting scruz-net or any of its properties, assets or business or to which scruz-net is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and to its knowledge there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) to its knowledge there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect scruz-net or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting scruz-net or any of its properties, assets or business. To its knowledge, there is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of scruz-net or any such person's heirs, executors or administrators as against scruz-net.

          3.16  COMPLIANCE WITH LAWS.  scruz-net has at all times been, and
                --------------------
presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. scruz-net has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. To its knowledge, all permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of scruz-net for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by scruz-net.

          3.17  GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS.  All licenses,
                -------------------------------------------
franchises, permits and other governmental authorizations held by scruz-net and material to its business are valid and sufficient for the business presently carried on by scruz-net. The business of scruz-net is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect on scruz-net.

          3.18  SUBSIDIARIES.  scruz-net has no subsidiaries.  scruz-net does
                ------------
not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and scruz-net does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          3.19  ENVIRONMENTAL MATTERS.
                ---------------------

                (a) As of the date hereof, to the actual knowledge of scruz-net, no underground storage tanks are present under any property that scruz-net has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the scruz-net Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of scruz-net or, to scruz-net's actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that scruz-net has at any time owned, operated, occupied or leased.

                (b) At no time has scruz-net transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has scruz-net disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

                (c) scruz-net currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on scruz-net.

                (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of scruz-net, threatened concerning any Environmental Permit. scruz-net is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on scruz-net.

          3.20  CORPORATE DOCUMENTS.  scruz-net has furnished to NCI for its
                -------------------
examination: (i) copies of its Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof;
(iii) all permits, orders, and consents issued by any regulatory agency with respect to such entity, or any securities of such entity, and all applications for such permits, orders, and consents; and (iv) its stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of scruz-net are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          3.21  NO BROKERS.  scruz-net nor any of their stockholders are
                ----------
obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Articles of Merger or in connection with any transaction contemplated hereby or thereby.

          3.22  DISCLOSURE.  No statements by scruz-net contained in this
                ----------
Agreement or the Exhibits or scruz-net Disclosure Schedule, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

      4.  REPRESENTATIONS AND WARRANTIES OF EACH OF THE SHAREHOLDERS.  Each of
          ----------------------------------------------------------
the Shareholders represents and warrants to NCI and Acquisition as follows:

          4.1  AUTHORITY, APPROVAL AND ENFORCEABILITY.
               --------------------------------------

              (a) Such Shareholder has full power and authority to execute, deliver and perform its obligations under this Agreement and the Escrow Agreement and to consummate the Transactions, and all action on its part necessary for such execution, delivery, performance and consummation has been duly taken.

             (b) The execution and delivery by such Shareholder of this Agreement does not, and the performance and consummation of the Merger will not, result in or give rise to (with or without the giving of notice or the lapse of time, or both) any conflict with, breach or violation of, or default, termination, forfeiture or acceleration of obligations under, any statute, rule, regulation, judicial, governmental, regulatory or administrative decree, order or judgment applicable to such Shareholder, or any agreement or other instrument to which it is a party or to which any of its assets is subject.

             (c) This Agreement and the Escrow Agreement are such Shareholder's legal, valid and binding obligation, enforceable against it in accordance with the respective terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general equitable principles.

             (d) Such Shareholder is the record and beneficial owner of the scruz-net Shares reflected as owned by it on the scruz-net Disclosure Schedule, free and clear of any and all claims, liens, encumbrances or security interests.

          4.2  POOLING.  To the best knowledge of such Shareholder, such
               -------
Shareholder has not engaged in any transaction which it believes would preclude the Merger from being accounted for as a pooling of interests.

          4.3  INVESTMENT INTENT.  Such Shareholder is acquiring the shares of
               -----------------
NCI Common Stock to be issued in the Merger for investment purposes for its own account and without a view to distribution or resale thereof.

      5.  REPRESENTATIONS AND WARRANTIES OF NCI.  Except as otherwise set forth
          -------------------------------------
in the "NCI Disclosure Schedule" which will be provided to scruz-net prior to closing, NCI represents and warrants to scruz-net as set forth below. No fact or circumstance disclosed to scruz-net shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the NCI Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by NCI and scruz-net. NCI and Acquisition are referred to herein collectively as the NCI Entities.

          5.1  ORGANIZATION.  Each of the NCI Entities is a corporation duly
               ------------
organized, validly existing and in good standing under the laws of the state of incorporation of such entity and has corporate power and authority to carry on its business as it is now being conducted. Each of the NCI Entities is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a material adverse effect on the operations, assets or financial condition (a "Material Adverse Effect") of the NCI Entities considered as a whole. True and complete copies of each of the NCI Entities' Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to NCI or its representatives.

          5.2  CAPITALIZATION.
               --------------

              (a) The authorized capital of NCI consists of forty-four million (44,000,000) Shares of NCI Common Stock. As of September 16, 1996, twenty-one million three hundred four thousand eighty (21,304,080) shares are issued and outstanding.

              (b) Except as set forth in the NCI Disclosure Schedule, NCI does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any NCI capital stock or other securities.

              (c) All of the issued and outstanding shares of NCI capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of NCI, have been issued in full compliance with all applicable federal and state securities laws. None of NCI's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of NCI, is subject to repurchase or redemption rights.

          5.3  POWER, AUTHORITY AND VALIDITY.  The NCI Entities have the
               -----------------------------
corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contem plated hereby and thereby have been duly authorized by the Board of Directors of each of the NCI Entities and on the Closing Date, by the stockholders of Acquisition and no other corporate proceedings on the part of the NCI Entities is necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. The NCI Entities are not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Articles of Merger with the Secretary of State of the State of California, and (ii) filings under applicable securities laws, no consent of any governmental authority, is required to be obtained on the part of each of the NCI Entities to permit the transactions contemplated herein and to permit NCI to continue its business activities as previously conducted without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by the NCI entities shall be, the valid and binding obligations of NCI, enforceable in accordance with their respective terms.

           5.4  FINANCIAL STATEMENTS.
                --------------------

               (a) NCI will deliver audited Financial Statements as of December 31, 1995, and unaudited Financial Statements as of June 30, 1996 (the "NCI Financial Statements").

               (b) The NCI Financial Statements are complete and in accordance with the books and records of the NCI and present fairly the financial position of NCI as of their historical dates. The NCI Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP")(except for the absence of footnotes in any unaudited financial statements) applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), NCI does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the NCI Financial Statements are adequate in light of the contingencies with respect to which they are made.

               (c) NCI has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the NCI Financial Statements, except for those (i) that may have been incurred after the date of the NCI Financial Statements, or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that NCI has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the NCI Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.


           5.5  TAX MATTERS.
                -----------

                (a) NCI has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from NCI have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the NCI Financial Statements are adequate and there are no tax liens on any property or assets of NCI. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

               (b) All taxes which NCI has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

               (c) NCI is not a party to any tax-sharing agreement or similar arrangement with any other party.

          5.6  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since June 30, 1996, NCI
               ------------------------------------
has not suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the NCI Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), including but not limited to cash distributions or material decreases in the net assets of NCI.

          5.7  TITLE AND RELATED MATTERS.  NCI has good and marketable title to
               -------------------------
all the properties, interests in properties and assets, real and personal, reflected in the NCI Financial Statements or acquired after the date of the NCI Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the NCI Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Five Hundred Thousand Dollars ($500,000) in liabilities. The equipment of NCI used in the operation of its business is in good operating condition and repair. All real or personal property leases to which NCI is a party are valid, binding, and enforceable obligations of NCI effective in accordance with their respective terms. There is not under any of such material leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default, and cause a Material Adverse Effect upon NCI.

          5.8  PROPRIETARY RIGHTS.
               ------------------

               (a) NCI owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of NCI business as conducted to the date hereof, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the NCI Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "NCI Proprietary Rights"). NCI's trademark or trade name registrations related to the NCI Products/Services and all of NCI's copyrights in any of the NCI Products/Services are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against NCI (NCI is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging NCI's use, possession, manufacture, sale, provision or distribution of the NCI Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by NCI or challenging or questioning the validity or effectiveness of any license or agreement relating thereto. To NCI's knowledge, none of the NCI Products/Services nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by NCI in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

               (b) To NCI's actual knowledge, no employee of such entity is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with that entity or, to NCI's actual knowledge, any other party because of the nature of the business conducted by NCI or proposed to be conducted by NCI.

               (c) Each person presently employed by NCI (including independent contractors, if any) with access to confidential information which would have a Material Adverse Effect if disclosed, has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to scruz-net or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of such persons, enforceable in accordance with their respective terms.

               (d) No product or service liability or warranty claims which individually exceed Five Hundred Thousand Dollars ($500,000) or in the aggregate exceed Five Million Dollars ($5,000,000) have been communicated to or threatened against NCI.

          5.9  EMPLOYEE BENEFIT PLANS.  There is no unfunded prior service cost
               ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by NCI. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by NCI conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974. The NCI Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

          5.10 BANK ACCOUNTS.  The NCI Disclosure Schedule sets forth the names
               -------------
and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which NCI maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          5.11 CONTRACTS.
               ---------

               (a) NCI has no currently effective collective bargaining or union agreements, contracts or commitments.

               (b) NCI is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (c) To NCI's actual knowledge, all material contracts, agreements and instruments to which NCI is a party are valid, binding, in full force and effect, and enforceable by NCI in accordance with their respective terms. NCI has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

               (d) NCI is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by NCI under, or breach or violation by NCI of, any contract, commitment or restriction to which NCI is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on NCI. To NCI's actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which NCI is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on NCI.

               (e) True and correct copies of each document or instrument described in the NCI Disclosure Schedule pursuant to this Section 5.11 have been made available to scruz-net or its representatives.

          5.12  INSIDER TRANSACTIONS.  No Affiliate of NCI has any interest in
                --------------------
(i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of NCI, or (ii) any creditor, supplier, customer, agent or representative of NCI; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          5.13  LITIGATION.  There are no suits, actions or proceedings pending
                ----------
or, to NCI's actual knowledge, threatened against or affecting NCI or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against NCI.

          5.14  GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS.  All licenses,
                -------------------------------------------
franchises, permits and other governmental authorizations held by NCI and material to its business are valid and sufficient for the business presently carried on by NCI. The business of NCI is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect on NCI.

          5.15  ENVIRONMENTAL MATTERS.
                ---------------------

               (a) As of the date hereof, to the actual knowledge of NCI, no underground storage tanks are present under any property that NCI has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the NCI Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions or NCI or, to NCI's actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that NCI have at any time owned, operated, occupied or leased.

          (b) At no time has NCI transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has NCI disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

          (c) NCI currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on NCI.

          (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of NCI, threatened concerning any Environmental Permit. NCI is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on NCI.

          5.16  CORPORATE DOCUMENTS.  The NCI Entities will furnish to scruz-net
                -------------------
for its examination: (i) copies of their Articles of Incorporation and Bylaws;
(ii) Minute Books containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to such entities, or any securities of such entities, and all applications for such permits, orders, and consents; and (iv) its stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of the NCI entities are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          5.17  NO BROKERS.  None of the NCI Entities nor any of their
                ----------
stockholders are obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Articles of Merger or in connection with any transaction contemplated hereby or thereby.

          5.18  DISCLOSURE.  No statements by any of the NCI Entities contained
                ----------
in this Agreement and the Exhibits and NCI Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

  6. PRECLOSING COVENANTS OF SCRUZ-NET AND NCI.
     -----------------------------------------

      6.1  EMPLOYMENT AGREEMENTS, OTHER COMMITMENTS TERMINATED.
           ---------------------------------------------------

          (a) Prior to the Closing, all employment agreements to which scruz-net is a party shall be reviewed by scruz-net and NCI and, as agreed between them, either terminated prior to the Closing or assumed by NCI as of the Closing with such modifications as may be acceptable to scruz-net, NCI and the employee party to such agreement.

          (b) Simultaneously with the execution of this Agreement or prior to the Closing, the Key Employees shall each enter into an Employment Agreement with NCI in form and substance acceptable to NCI and each such Key Employee. Additionally, Timothy Garlick shall enter into a Consulting Agreement with NCI in form and substance acceptable to NCI and Mr. Garlick.

      6.2  ADVICE OF CHANGES.
           -----------------

          (a) scruz-net will promptly advise NCI in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of scruz-net contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in scruz-net's business, taken as a whole.

          (b) NCI will promptly advise scruz-net in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of NCI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in NCI's business, taken as a whole.

  7.  MUTUAL COVENANTS.
      ----------------

      7.1  CONDUCT OF BUSINESS BY SCRUZ-NET.  Until the Closing, scruz-net
           --------------------------------
will continue to conduct its business and maintain its business relationships in the ordinary and usual course. and will not, without the prior written consent of NCI:

          (a) Incur or commit to incur any capital expenditures in excess of Ten Thousand Dollars ($10,000) in the aggregate or borrow any money;

          (b) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of scruz-net (including sales or transfers to Affiliates of scruz-net), except for sales of inventory in the usual and ordinary course of business;

           (c) dispose of any of its assets, except in the regular and ordinary course of business;

          (d) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

          (e) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis in prior periods);

          (f) change accounting methods;

          (g) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

          (h) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business;

          (i) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (j) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, other than stock options granted as part of existing stock option program or pursuant to any recapitalization plan disclosed to and approved by NCI in its discretion (a "Recapitalization Plan");

          (k) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (l) amend its Articles of Incorporation or Bylaws;

          (m) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of scruz-net;

          (n) do anything that would cause there to be material adverse changes in its Financial Statements, including, but not limited to, cash distributions or material decreases in the net assets of scruz-net), except as would occur in the ordinary course of scruz-net's business, between the date of the scruz-net Financial Statements and the Closing Date; or

          (o) agree to do any of the things described in the preceding clauses
Section 7.1 (a) through (n).

          7.2  STOCKHOLDERS' TAX REPRESENTATIONS.  scruz-net will use its best
               ---------------------------------
efforts to cause each scruz-net stockholder to execute prior to the Closing (i) a reasonable continuity of interest representation concerning such stockholder's lack of plan or intention to sell, exchange or otherwise dispose of shares of NCI Common Stock to be received in the Merger; and (ii) initial public offering lock-up provisions acceptable to NCI.

          7.3  CONDUCT OF BUSINESS BY NCI.  Until the Closing, NCI will continue
               --------------------------
to conduct its business and maintain its business relationships in the ordinary and usual course.

          7.4  NO PUBLIC ANNOUNCEMENT.  The parties shall make no public
               ----------------------
announcement concerning this Agreement, their discussions or any other memos, letters or agreements between the parties relating to the Merger until such time as they agree to the contents of a mutually satisfactory press release which they intend to publicly-release on the date of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

          7.5  OTHER NEGOTIATIONS.  Between the date hereof and the Closing, or
               ------------------
such earlier date as NCI and scruz-net mutually agree to discontinue discussions of the Merger (the "Expiration Date"), neither NCI nor scruz-net will take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions pursuant to this Agreement) regarding any acquisition, any merger or consolidation with or involving scruz-net, or any acquisition of any material portion of the stock or assets. scruz-net and NCI agree that any such negotiations in progress as of the date hereof will be terminated or suspended during such period.

          7.6  DUE DILIGENCE, INVESTIGATION, AND AUDITS.  At such time prior to
               ----------------------------------------
the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party, including, without limitation, making the working papers of such party's independent certified public accountants available for inspection by the other party's independent certified public accountants. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

          7.7  REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS.  Subject to the
               ------------------------------------------------
terms and conditions of this Agreement, scruz-net and NCI shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. NCI shall use its best efforts to release the scruz-net Stockholders and Victor Bankoff from their personal guarantees of scruz-net debts and obligations.

          7.8  FURTHER ASSURANCES.  Prior to and following the Closing, each
               ------------------
party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          7.9  MEETING OF STOCKHOLDERS.  scruz-net and Acquisition shall
               -----------------------
promptly after the date hereof take all action necessary in accordance with the laws of California, their respective Articles of Incorporation and Bylaws to obtain the approval of its stockholders of the Merger. scruz-net and Acquisition each shall use its best efforts to solicit from their respective stockholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required to effect the Merger.

          7.10  POOLING ACCOUNTING.  scruz-net and NCI shall each use best
                -------------------
efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of NCI and scruz-net shall use its best efforts to cause its Affiliates, which in any event will include all directors, executive officers and holders of at least five percent (5%) of outstanding voting securities, not to take action that would adversely affect the ability of NCI to account for the business combination to be effected by the merger as a pooling of interest.

          7.11  AFFILIATE AGREEMENTS.  scruz-net shall use its best efforts to
                ---------------------
deliver or cause to be delivered to NCI, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of scruz-net, an executed Affiliate Agreement in form and substance reasonably acceptable to NCI ("scruz-net Affiliate Agreement"). NCI shall be entitled to place appropriate legends on the certificates evidencing any NCI Common Stock to be received by such Affiliates of scruz-net pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for NCI Common Stock, consistent with the terms of such Affiliate Agreement.

      8.  CLOSING MATTERS.
          ---------------

          8.1   FILING OF ARTICLES OF MERGER.  On the date of the Closing, but
                ----------------------------
not prior to the Closing, the Articles of Merger shall be filed with the offices of the Secretary of State of California, and the merger of Acquisition with and into scruz-net shall be consummated.

          8.2   EXCHANGE OF CERTIFICATES
                ------------------------

                (A) EXCHANGE AGENT. Prior to the Closing Date, NCI shall appoint
                    --------------
Pezzola & Reinke, its legal counsel, to act as exchange agent (the "Exchange Agent") in the Merger.

                (B) NCI TO PROVIDE STOCK. Promptly after the Effective Time of
                    --------------------
the Merger (but in no event later than ten (10) business days thereafter), NCI shall make available for exchange in accordance with Section 2 and the Articles of Merger, through such reasonable procedures as NCI may adopt, the shares of NCI Common Stock issuable pursuant to Section 2 and the Articles of Merger in exchange for outstanding shares of scruz-net Common Stock (less the number of shares of NCI Common Stock to be deposited in escrow pursuant to Section 2.4).

               (C) EXCHANGE PROCEDURES. As soon as practicable after the
                   -------------------
Effective Time of the Merger (but no later than fifteen (15) days thereafter), the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of scruz-net Common Stock (the

"Certificates"), whose shares are being converted into NCI Common Stock pursuant to Section 2 and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as NCI may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for NCI Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by NCI together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive the number of shares of NCI Common Stock to which such holder is entitled pursuant to
Section 2 hereof (less the number of shares of NCI Common Stock to be deposited in escrow pursuant to Section 2.4). The Certificate so surrendered shall immediately be canceled. NCI shall make customary provisions for lost stock certificates. In the event of a transfer of ownership of scruz-net Common Stock that is not registered in the transfer records of scruz-net, the appropriate number of shares of NCI Common Stock may be delivered to a transferee if the Certificate representing such scruz-net Common Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 8.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of NCI Common Stock as provided by this Section 8.2.

          (d) NO FURTHER OWNERSHIP RIGHTS IN SCRUZ-NET COMMON STOCK.  All NCI
              -----------------------------------------------------
Common Stock delivered upon the surrender for exchange of shares of scruz-net Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of scruz-net Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of scruz-net Common Stock that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 8.2.

          8.3  DELIVERY OF DOCUMENTS.  On or before the Closing, the parties
               ---------------------
shall deliver the documents, and shall perform the acts, which are set forth in
Section 9 and Section 10, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by scruz-net and/or NCI, as the case may be. All documents which scruz-net shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to NCI. All documents which NCI shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to scruz-net.

      9.  CONDITIONS TO SCRUZ-NET'S OBLIGATIONS.  Unless otherwise provided
          -------------------------------------
below, scruz-net's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by Closing of each of the following conditions (any one or more of which may be waived by scruz-net, but only in a writing signed by scruz-net):

          9.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  The representations
               ------------------------------------------
and warranties of NCI set forth in Section 5 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and scruz-net shall receive a certificate to such effect executed by the Chief Executive Officer of NCI.

          9.2  COVENANTS.  NCI shall have performed and complied with all of its
               ---------
covenants contained in Sections 6 and 7 on or before the Closing, and scruz-net shall receive a certificate from NCI to such effect executed by the Chief Executive Officer of NCI.

          9.3  NO LITIGATION.  On and as of the Closing, no litigation or
               -------------
proceeding shall be threatened or pending against NCI with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and scruz-net shall receive a certificate to such effect executed by the Chief Executive Officer of NCI.

          9.4  NO ADVERSE DEVELOPMENT.  There shall not have been any material
               ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of NCI since the date of this Agreement, and scruz-net shall receive a certificate to such effect executed by the Chief Executive Officer of NCI.

          9.5  AUTHORIZATIONS.  scruz-net shall have received from NCI written
               --------------
evidence that the execution, delivery and performance of NCI's obligations under this Agreement and the Articles of Merger have been duly and validly approved and authorized by the Board of Directors of NCI and Acquisition.

          9.6  GOVERNMENT CONSENTS.  There shall have been obtained at or prior
               -------------------
to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          9.7  RELEASE. There shall have been obtained at or prior to the
               -------
closing the release of the scruz-net Shareholders and Victor Bankoff from their personal guarantees of scruz-net's debts and obligations unless NCI provides in writing to scruz-net prior to closing NCI's agreement to indemnify the scruz-net Shareholders and Victor Bankoff for all costs incurred after the Closing as a result of such personal guarantees.

          9.8  FINANCIAL STATEMENTS/DISCLOSURE SCHEDULE.  Prior to closing NCI
               ----------------------------------------
shall deliver to scruz-net and the Shareholders copies of its Financial Statements and Disclosure Schedule. scruz-net shall have two business days from the receipt of such information in which to review and send via facsimile, written confirmation to NCI of approval by scruz-net and the Shareholders of the Financial Statements and Disclosure Schedule.

          9.9  OPINION OF NCI'S COUNSEL.  At the Closing, scruz-net shall have
               ------------------------
received from counsel to NCI, an opinion dated as of the Closing Date, in form and substance reasonably acceptable to scruz-net.

          9.10  FILING OF ARTICLES OF MERGER.  As of the Closing, the Articles
                ----------------------------
of Merger shall have been filed with the Secretary of State of the State of California.

      10.  CONDITIONS TO NCI'S OBLIGATIONS.  Unless otherwise provided below,
           -------------------------------
the obligations of NCI are subject to the fulfillment or satisfaction by Closing, of each of the following conditions (any one or more of which may be waived by NCI, but only in a writing signed by NCI):

          10.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  The representations
                ------------------------------------------
and warranties of scruz-net and the Shareholders contained in Sections 3 and 4 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and NCI shall receive a certificate from scruz-net to such effect with respect to the representations and warranties of scruz-net executed by its President.

          10.2  COVENANTS.  scruz-net shall have performed and complied with all
                ---------
of its covenants contained in Sections 6 and 7 on or before the Closing, and NCI shall receive a certificate from scruz-net to such effect signed by its President.

          10.3  NO LITIGATION.  On and as of the Closing, no litigation or
                -------------
proceeding shall be threatened or pending against scruz-net for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or and NCI shall receive a certificate from scruz-net to such effect signed by its President.

          10.4  AUTHORIZATIONS.  NCI shall have received from scruz-net written
                --------------
evidence that the execution, delivery and performance of this Agreement and the Articles of Merger have been duly and validly approved and authorized by its Board of Directors and by the holders of One Hundred Percent (100%) of the outstanding shares of capital stock of scruz-net. NCI shall have received a certificate from scruz-net to such effect signed by its President. NCI shall also have received the duly executed Affiliate Agreements described in Section
7.11 hereof.

          10.5  NO ADVERSE DEVELOPMENT.  There shall not have been any material
                ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of scruz-net since the date of this Agreement. NCI shall have received a certificate from scruz-net to such effect signed by its President.

          10.6  GOVERNMENT CONSENTS.  There shall have been obtained at or prior
                -------------------
to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          10.7  POOLING LETTER.  scruz-net and NCI shall have received a letter
                --------------
from KPMG Peat Marwick, each dated the date of the Information Statements and confirmed in writing at the Effective Time of the Merger and addressed to scruz-net and NCI, stating that the business combination to be effected by the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles.

          10.8  OPINION OF SCRUZ-NET'S COUNSEL.  At the Closing, NCI shall have
                ------------------------------
received from counsel to scruz-net, an opinion dated the Closing Date in form and substance reasonably acceptable to NCI.

          10.9  FILING OF ARTICLES OF MERGER.  As of the Closing, the Articles
                ----------------------------
of Merger shall have been filed with the Secretary of State of the State of California.

      11. TERMINATION OF AGREEMENT.
          ------------------------

          11.1  TERMINATION.  This Agreement may be terminated at any time prior
                -----------
to the Closing by the mutual written consent of each of the parties hereto.
This Agreement may also be terminated and abandoned:

               (a) By NCI if any of the conditions precedent to NCI's obligations pursuant to Section 10 shall not have been fulfilled at and as of the Closing.
               (b) By scruz-net if any of the conditions precedent to scruz-net's obligations pursuant to Section 9 above shall not have been fulfilled at and as of the Closing.

               (c) By either scruz-net or NCI, if the Merger is not effected by November 15, 1996.

Any termination of this Agreement under this Section 11.1 shall be effected by the terminating party's delivery of written notice to the other parties hereto.

          11.2  LIABILITY FOR TERMINATION.  Any termination of this Agreement
                -------------------------
pursuant to this Section 11 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, that if such termination shall result from fraud or the willful failure of a party to carry out its obligations under this Agreement, then such party shall be liable for losses incurred by the other parties. The provisions of this Section 11.2 shall survive termination.

          11.3  CERTAIN EFFECTS OF TERMINATION.  In the event of the termination
                ------------------------------
of this Agreement by either scruz-net or NCI as provided in Section 11.1 hereof, each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect.

          11.4  REMEDIES.  No party shall be limited to the termination right
                --------
granted in Section 11.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

                (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

               (b) decline to close, terminate this Agreement as provided in
Section 11.1 hereof, and thereafter seek damages to the extent provided in
Section 11.2 hereof.

12.  INDEMNIFICATION.
     ---------------

     12.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.
          -----------------------------------------------------------------

          (a) The Escrow as provided in Section 2.4 shall terminate on the earlier of (i) one (1) year after the Closing Date or (ii) the date the first audit of NCI's financial statements, which includes the results of operations of scruz-net, has been completed and NCI has received a signed opinion from its independent auditors certifying such financial statements (the "Escrow Termination Date"). Except as set forth in 12.1(b) below, all warranties and representations of the parties hereto shall terminate on the Escrow Termination Date.

          (b) The representations, warranties, covenants and agreements of the scruz-net and/or the Shareholders contained in Sections 3 and 4 of this Agreement or in any writing delivered pursuant to such sections, to the extent that a breach or default in any such representations, warranties, covenants or agreements is not as a result of fraud or a willful breach or misconduct, shall terminate at the end of the twenty-forth month following the month in which the Closing Date occurs (the "Termination Date"); provided, however, that representations and warranties as set forth in Sections 3.1, 3.2 and 4 shall terminate at the end of the forty-eighth (48) month following the month in which the Closing Date occurs (absent fraud or a willful breach or misconduct). Notwithstanding the foregoing, in the event of fraud, the representations and warranties of the parties hereto and their indemnity obligations under this
Section 12 shall not terminate. All representations, warranties covenants and agreements shall survive as to any claim or demand made prior to the Escrow Termination Date or Termination Date, as applicable, until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or by a court of competent jurisdiction.

          (c) The covenants and agreements of the parties contained in Sections 6, 7, 8, 9 and 10 of this Agreement shall terminate at and shall not survive the Closing Date, except for covenants that by their own terms apply after the Closing Date.

    12.2  INDEMNIFICATION BY SCRUZ-NET AND THE SHAREHOLDERS.
          -------------------------------------------------

          (a)  GENERAL.
               -------

               (i) scruz-net and the Shareholders shall jointly and severally, indemnify and hold harmless NCI, its directors and officers, and each other person, if any, who controls NCI within the meaning of the Securities Act ("Controlling Persons") in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by NCI, any of its directors, officers or Controlling Persons in connection with any misrepre sentation or breach of any warranty made by scruz-net or a Shareholder in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement.

              (ii) Notwithstanding the foregoing, except for liability arising directly or indirectly out of fraud or a willful breach or misconduct, the liability of scruz-net and the Shareholders under this Agreement shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000). Such amount shall be reduced by any amount paid to NCI as a result of a Peering Contract Breach as defined below.

             (iii) Notwithstanding anything to the contrary, if the peering contract with MCI to which scruz-net is a party is terminated by MCI prior to March 1, 1998, by reason of an alleged breach by scruz-net or NCI and its subsidiaries ("Peering Contract Breach"), and such Peering Contract Breach is a direct or indirect result of the Shareholders' direct action or failure to take necessary action, the Shareholders jointly and severally shall (A) transfer and assign to NCI free and clear of any and all claims, liens, encumbrances or security interests shares of NCI Common Stock equal to thirty percent (30%) of the Merger Shares (the "Peering Shares"); or, in the alternative, if the Shareholders fail to deliver the Peering Shares as required hereunder, then (B) pay NCI cash in an amount equal to the product obtained by multiplying the number of Peering Shares by Four Dollars and Five Cents ($4.05).

       (B)   CLAIMS FOR INDEMNIFICATION.
             --------------------------

             (i) Whenever any claim shall arise for indemnification under this
Section 12.2, NCI shall describe such claim in a written notice ("Notice of Claim") to a Representative (as defined in Section 12.6 below) and, when known, specify the facts con stituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (A) be signed by a representative of NCI, (B) contain a description of the claim, (C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such Notice of Claim is valid under the terms of Section 12 hereof and is being given by NCI in good faith.

            (ii) NCI shall give such Representative prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or legal proceeding by a person who is not a party to this Agreement ("Third-Party Claim") and, with respect to any Third-Party Claim, NCI shall undertake the defense thereof by representatives reasonably satisfactory to NCI and such Representative. NCI shall not have the right to settle or compromise or enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding in its sole discretion without the prior written consent of such Representative. The Representative shall have the right to participate in any such defense of a Third-Party Claim with advisory counsel of his own choosing at his own expense. In the event NCI, within a reasonable time after notice of any Third-Party Claim, fails to defend, any Representative shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account of, the Stockholders, at the expense and risk of the Stockholders to the extent of their liability set forth in Section 12. No Representative, without NCI's written consent, shall settle or compromise any such Third-Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to NCI and/or NCI's subsidiary or subsidiaries, or affiliate or affiliates, as the case may be, an unconditional release from all liability in respect of such Third-Party Claim. Notwithstanding any provision herein to the contrary, failure of NCI to give any notice of any Third-Party Claim required by this Section 12 shall not constitute a waiver of NCI's right to indemnification or a defense to any claim by NCI hereunder.


    12.3  INDEMNIFICATION BY NCI.
          ----------------------

         (A)    GENERAL.
                -------

                (i) NCI shall indemnify and hold harmless the Stockholders in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by the Stockholders in connection with any misrepresentation or breach of any warranty made by NCI in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement.

              (ii) Notwithstanding the foregoing, except for liability arising directly or indirectly out of fraud or a willful breach or misconduct, the liability of NCI under this Agreement shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000).

         (B)  CLAIMS FOR INDEMNIFICATION.
              --------------------------

              (i) Whenever any claim shall arise for indemnification under this
Section 12.3, a Representative shall describe such claim in a Notice of Claim to NCI and, when known, specify the facts constituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (A) be signed by a Repre sentative, (B) contain a description of the claim, (C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such Notice of Claim is valid under the terms of Section 12 hereof and is being given by a Representative in good faith.

              (ii) A Representative shall give NCI prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or Third-Party Claim and, with respect to any Third-Party Claim, such Representative shall undertake the defense thereof by representatives reasonably satisfactory to NCI and such Representative. No Representative shall have the right to settle or compromise or enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding in its sole discretion without the prior written consent of NCI. NCI shall have the right to participate in any such defense of a Third-Party Claim with advisory counsel of its own choosing at its own expense. In the event any Representative, within a reasonable time after notice of any Third-Party Claim, fails to defend, NCI shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account of, NCI, at the expense and risk of NCI to the extent of its liability set forth in
Section 12. NCI, without a Representative's written consent, shall not settle or compromise any such Third-Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Stockholders, or affiliate or affiliates, as the case may be, an unconditional release from all liability in respect of such Third-Party Claim. Notwithstanding any provision herein to the contrary, failure of a Representative to give any notice of any Third-Party Claim required by this
Section 12 shall not constitute a waiver of the Stockholders' right to indemnification or a defense to any claim by the Stockholders hereunder.

          12.4  ARBITRATION.  If a party makes a good faith determination that a
                -----------
breach (or potential breach) of any of the confidentiality, non-competition, or intellectual property rights provisions of this Agreement by the other party (or the Stockholders) may result in damages or consequences that will be immediate, severe, and incapable of adequate redress after the fact, so that a temporary restraining order or other immediate injunctive relief is necessary for a realistic and adequate remedy, that party may seek immediate injunctive relief without first seeking relief through arbitration. After the court has ruled on the request for injunctive relief, the parties will thereafter proceed with arbitration of the dispute and stay the litigation pending arbitration. Subject to the foregoing, any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration conducted by JAMS/Endispute under the JAMS/Endispute Rules for Complex Arbitration (the "JAMS Rules"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act,

9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of the United States District Courts for the Northern District of California shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the JAMS Rules within ten (10) days of the submission to JAMS/Endispute of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the JAMS Rules; provided, however, that the arbitrator shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights to recover any such damages. The arbitrator shall award the prevailing party its costs and reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fees. All arbitration shall be held in San Francisco, California. In addition to the above court, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the parties irrevocably submit to the nonexclusive jurisdiction of the state and federal courts situated where the respondent is domiciled or resides as of the Effective Date in any action to enforce an arbitration award. With respect to any request for immediate injunctive relief, that state and federal courts in San Francisco, California, shall have nonexclusive jurisdiction and venue over any such disputes.

          12.5  LIMITATION ON INDEMNIFICATION.  No indemnified party hereunder
                -----------------------------
will be entitled to make a claim against any indemnifying party under Section
12.2 or 12.3, unless and until with respect to the party claiming indemnification (i) the aggregate amount of losses indemnifiable by the Stockholders exceeds Twenty-five Thousand Dollars ($25,000); and (ii) the aggregate amount of losses indemnifiable by NCI exceeds Five Hundred Thousand Dollars ($500,000), respectively, and then only to the extent of the excess. Except as otherwise expressly provided under this Section 12, for purposes of the indemnification set forth in this Section 12 as it relates to the Escrow Shares, the parties agree that each Escrow Share shall have a value of Four Dollars and Five Cents ($4.05) (subject to adjustment for stock splits, combinations, reclassifications and the like).

          12.6  THE STOCKHOLDERS' REPRESENTATIVES; POWER OF ATTORNEY.  The
                ----------------------------------------------------
Stockholders shall appoint Qarin Van Brink and Matthew Kaufman as their true and lawful attorneys-in-fact, agents and representatives (each a "Representative" and collectively the "Representatives"), with full power of substitution and resubstitution, to negotiate and sign all amendments to this Agreement, and all other documents in connection with the transactions contemplated by this Agreement. Should any Representative be unable or unwilling to serve or to appoint his successor to serve in his stead, and unless the Stockholders appoint a successor to serve in his stead, such Stockholders shall be deemed to be represented solely by the remaining Representative or the Board of Directors of scruz-net should the remaining Representative be unable or unwilling to serve in his capacity. Each Representative shall have full authority to act on behalf of and bind the Stockholders.

    12.7  ESCROW.
          ------

          (a) scruz-net Escrow Shares shall be placed with an escrow agent, satisfactory to NCI and a Representative for a period beginning on the Closing Date and ending on the Escrow Termination Date, to be disbursed solely upon the joint signatures of NCI and the Representative, all as set forth below. Disbursements from the escrow shall be made for the payment of amounts, if any, to satisfy the indemnification rights of NCI pursuant to Section 12 hereof.

          (b) The scruz-net Escrow Shares shall be disbursed during the term hereof at any time or from time to time, whenever NCI shall give a Representative a Notice of Claim. Such Notice of Claim must be for a specified amount.

              (i) The Representative may give NCI a written notice ("Notice of Objection") (A) attaching a copy of such Notice of Claim, (B) stating that, in the good faith opinion of the Representatives, the claim described in such Notice of Claim is invalid (either in whole or in specified party) under the terms of Section 12 hereof, (C) giving the reasons for the alleged invalidity, and (D) stating that, based on such alleged invalidity, the Representatives object to the payment of any portion of the scruz-net Escrow Shares to the requesting party on account thereof. In the event that a Notice of Objection alleges that a Notice of Claim is only partially invalid, the Representatives, within thirty (30) days of the receipt of such Notice of Claim, agree to pay over to NCI that portion of the amounts specified in such Notice of Claim as to which no objection is made. The Representatives are not required to agree to make any payments to NCI in respect of a Notice of Claim that has been objected to in a Notice of Objection given to the Representatives as aforesaid except (X) as provided in the immediately preceding sentence, or (Y) in accordance with an order of any arbitration panel initiated by any of the parties hereto pursuant to paragraph (ii) below.

             (ii) NCI and the Representatives agree to submit to final and binding arbitration any and all disputes the Representatives have specified in a Notice of Objection or NCI has specified in a Notice of Claim to which the Representatives have not responded within thirty (30) days of receipt of such Notice of Claim. Any such dispute subject to arbitration in accordance with the JAMS Rules as provided in Section 12 hereof.

        (c) The escrow shall be terminated on the Escrow Termination Date; provided, however, that the escrow may continue beyond such date if NCI has asserted indemnification claims, and any such claims remain unsatisfied.

      13. MISCELLANEOUS.
          -------------

          13.1  GOVERNING LAWS.  It is the intention of the parties hereto that
                --------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          13.2  BINDING UPON SUCCESSORS AND ASSIGNS.  Subject to, and unless
                -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

          13.3  SEVERABILITY.  If any provision of this Agreement, or the
                ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          13.4  ENTIRE AGREEMENT.  This Agreement, the exhibits hereto, the
                ----------------
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          13.5  COUNTERPARTS.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

          13.6  EXPENSES.  Except as provided to the contrary herein, each party
                --------
shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

          13.7  AMENDMENT AND WAIVERS.  Any term or provision of this Agreement
                ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          13.8  SURVIVAL OF AGREEMENTS.  All covenants, agreements,
                ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

          13.9  NO WAIVER.  The failure of any party to enforce any of the
                ---------
provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

          13.10  ATTORNEYS' FEES.  Should suit be brought to enforce or
                 ---------------
interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

          13.11  NOTICES.  Any notice provided for or permitted under this
                 -------
Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or

(d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.11.

     SCRUZ-NET:       scruz-net, inc.
                      903 Pacific Avenue, No. 203A
                      Santa Cruz, CA 95060

     WITH COPY TO:    G. Gervaise Davis, Esq.
                      DAVIS & SCHROEDER
                      215 W. Franklin St., 4th Fl.
                      Monterey, CA  93940

     NCI ENTITIES:    NetSource Communications, Inc.
                      1304 Southpoint Boulevard
                      Petaluma, California 94954
                      Attention:  Legal Department

     WITH COPY TO:    Pezzola & Reinke
                      A Professional Corporation
                      Lake Merritt Plaza Bldg.
                      1999 Harrison Street, Suite 1300
                      Oakland, CA  94612
                      Attention:  Donald C. Reinke, Esq.

Such notice will be treated as having been received upon actual receipt.

          13.12  TIME.  Time is of the essence of this Agreement.
                 ----

          13.13  CONSTRUCTION OF AGREEMENT.  This Agreement has been negotiated
                 -------------------------
by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          13.14  NO JOINT VENTURE.  Nothing contained in this Agreement shall be
                 ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.14.

          13.15  PRONOUNS.  All pronouns and any variations thereof shall be
                 --------
deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          13.16  FURTHER ASSURANCES.  Each party agrees to cooperate fully with
                 ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          13.17  ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS.  No provisions of
                 -----------------------------------------
this Agreement are intended, nor shall be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of scruz-net specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

          13.18  ATTORNEY'S FEES.  Except as provided to the contrary herein,
                 ---------------
within 30 days of Closing, NCI shall pay scruz-net's attorney fees incurred with respect to the execution and delivery of this Agreement and other related documents in an amount not to exceed Twelve Thousand Dollars ($12,000).

                 (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

NETSOURCE COMMUNICATIONS, INC.                         scruz-net, inc.
a Delaware corporation                                 a California corporation


By:    /s/ Edward A. Brinskele                         By:    /s/ Qarin Van Brink
       ------------------------------------                   ---------------------------
Title: Chairman and Chief Executive Officer            Title: President and Chief
       ------------------------------------                   ---------------------------
                                                              Executive Officer
                                                              ---------------------------


By:    /s/ Charles Schoenhoeft
       -----------------------------------
Title: President
       -----------------------------------


scruz-net ACQUISITION CORPORATION                      SHAREHOLDERS:
a California corporation


By:    /s/ Evan A. Kraus                               /s/ Qarin Van Brink
       -----------------------------------             -----------------------------
Title: Secretary                                       QARIN VAN BRINK
       -----------------------------------
                                                       /s/ Matthew Kaufmann
                                                       -----------------------------
                                                       MATTHEW KAUFMAN

                                                       /s/ Timothy Garlick
                                                       -----------------------------
                                                       TIMOTHY GARLICK